Exhibit 99.1

PRESS RELEASE
Valvoline Inc. Reports First Quarter Results

Delivers 11% top-line growth, 5.8% system-wide SSS growth, 200 net store additions

LEXINGTON, Ky., February 4, 2026 – Valvoline Inc. (NYSE: VVV), the quick, easy, trusted leader in preventive automotive maintenance, today reported financial results for its first quarter ended December 31, 2025. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“We delivered a strong quarter to start the fiscal year,” said Lori Flees, President & CEO. “System-wide same store sales growth of 5.8%, along with our network expansion, drove double-digit profit growth and margin improvement. During the first quarter, we added 200 stores, including 162 from the Breeze acquisition. The Breeze business is performing in line with our expectations and integration activities are underway.”

Continuing Operations - Operating Results
•Sales of $462 million grew 11%, 15% considering the impact of Refranchising1
•System-wide store sales increased 13% to $924 million and system-wide same store sales (SSS) grew 5.8%2
•Reported a loss from continuing operations, primarily due to the FTC required divestiture of certain Breeze stores, of ($32) million and diluted loss per share of ($0.25); 134% below prior year
•Adjusted EBITDA of $117 million increased 14% and adjusted EPS of $0.37 increased 16%, 18% and 28% increases respectively, considering the impact of Refranchising1
•System-wide net store additions in the quarter totaled 200, including 162 Breeze stores

Balance Sheet and Cash Flow
•Cash and cash equivalents balance of $70 million; total debt of $1.7 billion, includes the newly issued Term Loan B related to the Breeze acquisition
•Operating cash flow from continuing operations of $65 million and free cash flow of $7 million

1 Refer to the definition of Refranchising below.
2 Refer to the Key Business Measures section for updated definition of SSS methodology.

Outlook

Flees added, “We are encouraged by our first quarter results, and I want to thank our teams and franchise partners for their work to deliver them. The fundamentals of our business model and resilient customer demand continue to give us confidence in our growth algorithm.”

First Quarter Operating Results

(In millions, except per share amounts and store counts)	Q1 results	YoY growth (decline)
Net revenues	$461.8	11%
Operating income (a)	$18.3	(87%)
Loss from continuing operations (a)	$(32.2)	(134%)
EPS (a)	$(0.25)	(134%)
Adjusted EPS (b)	$0.37	16%
Adjusted EBITDA (b)	$117.4	14%
System-wide store sales (b)	$923.6	13%
	Q1 results	Quarter change
System-wide stores (b)	2,380	+200
Company-operated stores (c)	1,196	+180
Franchised stores (b) (c)	1,184	+20
	Q1 - YoY growth
System-wide SSS (b)	5.8%

(a)
Includes the effects of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). These key items are delineated within Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share.

(b)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information, Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share, and Table 7 - Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

(c)	Changes reflect the effects of conversions between company-operated and franchised stores, representing changes in the mix of stores that do not impact the total system-wide store count.

Refranchising Recast Results

Valvoline completed the sale of 39 stores from company to franchise through a transaction that occurred in the first quarter of fiscal 2025 (the “Refranchising”). These conversions combined with executed development agreements will provide significant growth in their respective markets and deliver long-term value to shareholders.

The table below presents as reported and recast results that adjust for the Refranchising as if the transaction occurred immediately prior to October 1, 2024:

	Current year	Prior year		YoY growth
	Q1 FY26 As Reported	Q1 FY25 As Reported	Q1 FY25 Recast	As Reported	As Recast
Net revenues	$461.8	$414.3	$402.6	11%	15%
Adjusted EBITDA (a)	$117.4	$102.8	$99.5	14%	18%
Adjusted EPS (a)(b)	$0.37	$0.32	$0.29	16%	28%

(a)	Refer to the Key Business Measures and Use of Non-GAAP Measures sections herein for further information regarding management’s use of these measures.
(b)	Recast Adjusted EPS was determined utilizing the adjusted effective tax rate in the respective periods and did not assume any changes in interest expense or share counts from reported results that may have occurred if the refranchising transactions had occurred earlier as the recast results assume.

Conference Call Webcast

Valvoline will host a live audio webcast of its first quarter fiscal 2026 conference call today, February 4, 2026, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and system-wide SSS and store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's net revenues and operating income, as determined in accordance with U.S. GAAP.

Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as net revenues of U.S. Valvoline Instant Oil ChangeSM (VIOCSM) system-wide stores that have been in operation for at least 12 full months within the system, and beginning in fiscal 2026, mobile service net revenues in markets that leverage store marketing channels.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Condensed Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and free cash flow excluding growth capital expenditures. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline's operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.

About Valvoline Inc.

Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at approximately 2,400 franchised and company-operated service centers across the United States and Canada. The Company completes more than 30 million services annually system-wide, from about 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including the 13,000 team members who are working to drive the full potential of our core business, deliver sustainable network growth and innovate to meet the evolving needs of our customers and the car parc. For more information, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the acquisition of Breeze Autocare, including its Oil Changers stores, and the integration of the Breeze Autocare business and the anticipated benefits and synergies of the acquisition; executing on the growth strategy to create shareholder value by driving the full potential in Valvoline’s core business, delivering sustainable network growth and innovating to meet the changing needs of customers and the car parc; realizing the benefits from acquisitions and refranchising transactions; and future opportunities for the stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM Service mark, Valvoline Inc., or its subsidiaries, registered in various countries

FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries		Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended
	December 31
	2025	2024
Net revenues	$461.8	$414.3
Cost of sales	289.3	261.4
Gross profit	172.5	152.9
Selling, general and administrative expenses	106.8	80.4
Net legacy and separation-related expenses	5.2	0.4
Other loss (income), net	42.2	(71.7)
Operating income	18.3	143.8
Net pension and other postretirement plan income	(1.2)	(0.9)
Net interest and other financing expenses	25.5	17.5
(Loss) income before income taxes	(6.0)	127.2
Income tax expense	26.2	33.3
(Loss) income from continuing operations	(32.2)	93.9
Loss from discontinued operations, net of tax	(0.6)	(2.3)
Net (loss) income	$(32.8)	$91.6

Net (loss) earnings per share
Basic (loss) earnings per share
Continuing operations	$(0.25)	$0.73
Discontinued operations	(0.01)	(0.02)
Basic (loss) earnings per share	$(0.26)	$0.71

Diluted (loss) earnings per share
Continuing operations	$(0.25)	$0.73
Discontinued operations	(0.01)	(0.02)
Diluted (loss) earnings per share	$(0.26)	$0.71

Weighted average common shares outstanding
Basic	127.7	128.7
Diluted	127.7	129.5

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	December 31	September 30
	2025	2025
Assets
Current assets
Cash and cash equivalents	$69.9	$51.6
Receivables, net	98.5	89.6
Inventories, net	48.5	42.6
Prepaid expenses and other current assets	38.3	59.9
Total current assets	255.2	243.7

Noncurrent assets
Property, plant and equipment, net	1,217.3	1,134.6
Operating lease assets	403.3	331.8
Goodwill and intangibles, net	1,304.9	740.5
Other noncurrent assets	221.4	219.8
Total assets	$3,402.1	$2,670.4

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$31.2	$23.8
Trade and other payables	113.4	118.9
Accrued expenses and other liabilities	219.2	204.7
Total current liabilities	363.8	347.4

Noncurrent liabilities
Long-term debt	1,633.6	1,050.2
Employee benefit obligations	186.1	187.5
Operating lease liabilities	376.0	315.3
Other noncurrent liabilities	535.0	431.5
Total noncurrent liabilities	2,730.7	1,984.5

Stockholders' equity	307.6	338.5

Total liabilities and stockholders' equity	$3,402.1	$2,670.4

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2025	2024
Cash flows from operating activities
Net (loss) income	$(32.8)	$91.6
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Loss from discontinued operations	0.6	2.3
Loss (gain) on sale of operations	43.1	(71.2)
Depreciation and amortization	33.5	28.0
Stock-based compensation expense	2.4	2.0
Other, net	1.2	0.2
Change in operating assets and liabilities	16.8	(11.5)
Operating cash flows from continuing operations	64.8	41.4
Operating cash flows from discontinued operations	—	(0.2)
Total cash provided by operating activities	64.8	41.2
Cash flows from investing activities
Additions to property, plant and equipment	(57.4)	(53.6)
Acquisitions, net of cash acquired	(635.6)	(4.4)
Proceeds from sale of operations	63.6	121.0
Other investing activities, net	(2.0)	1.0
Total cash (used in) provided by investing activities	(631.4)	64.0
Cash flows from financing activities
Proceeds from borrowings	740.0	25.0
Payments of debt issuance costs and discounts	(13.7)	—
Repayments on borrowings	(135.9)	(85.9)
Repurchases of common stock, including excise taxes of $14.3 in 2025	—	(45.7)
Other financing activities, net	(5.7)	(6.1)
Total cash provided by (used in) financing activities	584.7	(112.7)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	0.2	(0.8)
Increase (decrease) in cash, cash equivalents and restricted cash	18.3	(8.3)
Cash, cash equivalents and restricted cash - beginning of period	51.6	68.7
Cash, cash equivalents and restricted cash - end of period	$69.9	$60.4

Valvoline Inc. and Consolidated Subsidiaries		Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended
	December 31
	2025	2024
Sales information
Store sales - in millions
Company-operated	$408.3	$365.3
Franchised (a)	515.3	455.0
System-wide store sales (a)	$923.6	$820.3
Year-over-year growth (a)	12.6%	13.5%

System-wide same-store sales growth (a)(b)	5.8%	8.0%

	Number of stores at end of period
	First Quarter 2026	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025
Company-operated	1,196	1,016	983	950	932
Franchised (a)	1,184	1,164	1,141	1,128	1,113

				As of December 31
				2025	2024
System-wide store count (a)				2,380	2,045
Year-over-year growth (a)				16.4%	8.2%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)
Valvoline determines SSS growth as the year-over-year change in net revenues of U.S. VIOC system-wide same stores with same stores defined as those that have been in operation within the system for at least 12 full months, and beginning in fiscal 2026, mobile service net revenues in markets that leverage store marketing channels.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	First Quarter 2026	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025
Beginning of period	1,016	983	950	932	950
Opened	26	26	19	12	15
Acquired	210	8	8	6	6
Divested (a)	(45)	—	—	—	—
Net conversions between company-operated and franchised	(10)	—	6	—	(39)
Closed	(1)	(1)	—	—	—
End of period	1,196	1,016	983	950	932

	Franchised (b)
	First Quarter 2026	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025
Beginning of period	1,164	1,141	1,128	1,113	1,060
Opened	13	24	19	17	14
Acquired (c)	—	—	—	—	—
Net conversions between company-operated and franchised	10	—	(6)	—	39
Closed	(3)	(1)	—	(2)	—
End of period	1,184	1,164	1,141	1,128	1,113

Total system-wide stores (b)	2,380	2,180	2,124	2,078	2,045

(a)	Divested stores represent those acquired in connection with the Breeze Autocare acquisition and immediately divested as required by the Federal Trade Commission.
(b)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(c)	Represents the acquisition of franchise stores that are new to the Valvoline retail store system by Valvoline Inc.

Valvoline Inc. and Consolidated Subsidiaries		Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended
	December 31
	2025	2024
Reported (loss) income from continuing operations	$(32.2)	$93.9
Adjustments:
Net pension and other postretirement plan income	(1.2)	(0.9)
Net legacy and separation-related expenses	5.2	0.4
Information technology transition costs	3.1	1.5
Investment and divestiture-related costs (income) (a)	62.2	(70.9)
Total adjustments, pre-tax	69.3	(69.9)
Income tax expense of adjustments	6.0	17.9
Income tax adjustments (b)	4.5	—
Total adjustments, after tax	79.8	(52.0)
Adjusted income from continuing operations (c) (d)	$47.6	$41.9

Reported diluted earnings per share from continuing operations	$(0.25)	$0.73
Adjusted diluted earnings per share from continuing operations (d) (e)	$0.37	$0.32

Reported weighted average diluted common shares outstanding (f)	127.7	129.5
Weighted average diluted common shares outstanding (f)	128.2	129.5

(a)	Includes certain pre-tax key item activity within amortization and net interest and other financing expenses that do not impact EBITDA but impact pre-tax adjusted earnings.
(b)	Income tax adjustments include the effects associated with investment and divestiture-related activity, which is further described in the Appendix.
(c)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(d)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(e)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.
(f)
For the three months ended December 31, 2025, due to the net loss from continuing operations attributable to Valvoline common stockholders, potential common shares of 0.5 million were excluded from the diluted share count because their effect would have been antidilutive. These potentially dilutive shares were included for the purpose of calculating adjusted diluted earnings per share for the three months ended December 31, 2025.

Valvoline Inc. and Consolidated Subsidiaries		Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2025	2024
Reported net revenues (a)	$461.8	$414.3

(Loss) income from continuing operations	$(32.2)	$93.9
Add:
Income tax expense	26.2	33.3
Net interest and other financing expenses	25.5	17.5
Depreciation and amortization	33.5	28.0
EBITDA from continuing operations (b) (c)	53.0	172.7
Key items:
Net pension and other postretirement plan income	(1.2)	(0.9)
Net legacy and separation-related expenses	5.2	0.4
Information technology transition costs	3.1	1.5
Investment and divestiture-related costs (income) (d)	57.3	(70.9)
Key items - subtotal	64.4	(69.9)
Adjusted EBITDA from continuing operations (b) (c)	$117.4	$102.8

Net profit margin (e)	(7.0)%	22.7%
Adjusted EBITDA margin (b) (f)	25.4%	24.8%

(a)	Net revenues do not have any key item adjustments in the periods presented herein; therefore, GAAP net revenues and Adjusted net revenues are the same.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	EBITDA from continuing operations is defined as (loss) income from continuing operations, plus income tax expense, net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.
(d)	Includes certain pre-tax key item activity within amortization and net interest and other financing expenses that do not impact Adjusted EBITDA but impact pre-tax adjusted earnings.
(e)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(f)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Three months ended
	December 31
	2025	2024
Operating cash flows from continuing operations	$64.8	$41.4
Adjustments:
Additions to property, plant and equipment	(57.4)	(53.6)
Free cash flow from continuing operations (b)	$7.4	($12.2)

Free cash flow excluding growth capital expenditures (c)	Three months ended
	December 31
	2025	2024
Operating cash flows from continuing operations	$64.8	$41.4
Adjustments:
Maintenance additions to property, plant and equipment	(8.8)	(5.7)
Free cash flow excluding growth capital expenditures (b)	$56.0	$35.7

(a)	Free cash flow is defined as operating cash flows less additions to property, plant and equipment.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Free cash flow excluding growth capital expenditures is defined as operating cash flows less maintenance additions to property, plant and equipment.

Valvoline Inc. and Consolidated Subsidiaries
Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free cash flow measures

Management uses free cash flow and free cash flow excluding growth capital expenditures as additional non-GAAP metrics of cash flow generation. By including capital expenditures, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Free cash flow excluding growth capital expenditures includes maintenance capital expenditures, which are uses of cash that are necessary to maintain the Company's existing business operations, including its retail service center store network, service portfolio, and support functions. Free cash flow excluding growth capital expenditures provides a supplemental view of cash flow generation before investments in growth capital, which expand future business operations, including the opening or expansion of retail service center stores and service capabilities. Free cash flow and free cash flow excluding growth capital expenditures have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as mandatory debt repayments.

Adjusted profitability measures

Adjusted profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company, the sale of the former Global Products reportable segment, and the associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the following for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan income: Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related expenses: Activity associated with legacy businesses, including the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

Information technology transition costs: Consists of expenses incurred directly related to the Company’s information technology transitions, primarily efforts related to implementing stand-alone enterprise resource planning and human resource information systems that generally began in fiscal 2023 following the sale of the former Global Products reportable segment. These expenses include data conversion, training, redundant expenses incurred from duplicative technology platforms, and temporary support, which includes consulting fees and professional services to support certain enhanced manual procedures and material weakness remediation efforts. These incremental costs are directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Investment and divestiture-related costs (income): Consists of activity directly associated with specific significant acquisitions, investments and divestitures, including professional and consulting fees for legal and advisory services, in addition to gains or losses recognized upon disposition, temporary financing costs directly associated with transactions, certain acquisition-related incentive compensation costs, amortization of Breeze acquired intangible assets, and expense recognized to reduce the carrying values of related assets determined to be impaired. This activity is not considered to be reflective of the underlying operating performance of the Company’s ongoing continuing operations.